PLEASE VOTE NOW! WE NEED YOUR HELP! IMPORTANT NOTICE FOR UNITHOLDERS OF ALLIANCEBERNSTEIN HOLDING L.P. VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES FURTHER MAILINGS AND PHONE CALLS Dear Fellow Unitholder, The Special Unitholder Meeting is rapidly approaching. You recently should have received proxy materials requesting that you consider and approve the AB 2017 Long Term Incentive Plan at the Special Meeting of Unitholders which will be held at our corporate headquarters at 1345 Sixth Avenue, 41th Floor, New York, NY, on Friday, September 29, 2017, at 9:30 a.m. (Eastern Time). You are receiving this REMINDER notice because you held AB Units as of the record date and we have not received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your AB Holding Units. For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors believes the 2017 Long Term Incentive Plan is in the best interests of unitholders and unanimously recommends that you vote “FOR” the approval of the proposal. It is important that you vote, no matter how large or small your holdings may be. We urge you to vote “FOR” the proposals by using one of the following options: 1. Vote Online - by logging onto the website listed on the enclosed voting instruction form; 2. Vote by Touch-Tone Phone - by calling the toll free number on the voting instruction form and following the instructions; or 3. Vote By Mail - by completing and returning your executed voting instruction form in the postage paid envelope provided. Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitations calls. Please exercise your unitholder rights and vote today. If you hold your units in a brokerage or bank account (in “street name”), your broker or bank cannot vote your units unless you complete, sign, date and return the enclosed proxy voting form. If you have any questions about the proposal, please call Georgeson LLC, AB’s proxy solicitor, toll free at 1-800-261- 1047. Thank you for voting! Sincerely, David M. Lesser Corporate Secretary